UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): December 29, 2006

                            Woize International Ltd.
             (Exact name of registrant as specified in its charter)


           Nevada                         333-106144             98-039022
(State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                  File Number)        Identification No.)


                   1 Kingsway, London WCB 6FX, United Kingdom
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (949) 609-1966
    ------------------------------------------------------------------------
                 (Former address, if changed since last report)

                                 With Copies To:
                              Richard Friedman Esq.
                            Marcelle S. Balcombe Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                            New York, New York 10018
                     Tel:( 212) 930-9700 Fax:(212) 930-9725




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 29, 2006, Woize International Ltd. (the "Company") entered into a Purchase Agreement pursuant to which the Company sold an aggregate of 11,000,000 units to 9 accredited investors. Each unit consists of one share of common stock and one-half of one five year warrant to purchase one share of common stock of the Company. The units were sold at a price of $0.05 per unit or an aggregate of $550,000. The warrants have an exercise price of $0.40 per share and a term of five years. The private placement closed on December 29, 2006. The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended.

..


ITEM 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

Exhibit
Number             Description
---------------    -------------------------------------------------------------
4.1                Form of Warrant

10.1 Purchase Agreement dated November 29, 2006 among Woize International, Ltd. and the purchasers listed on Exhibit A thereto

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Woize International Ltd.

                                           By: /s/ Anders Halldin
                                           ------------------------
                                           Anders Halldin
                                           Chief Executive Officer
January 16, 2007